QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Transmontaigne Partners L.P. of our report dated March 7, 2005, with respect to the balance sheet of TransMontaigne GP L.L.C. as of February 28, 2005 and to the reference to our firm under the heading "Experts" in the Registration Statement.

                      KPMG LLP

Denver, Colorado
May 23, 2005

QuickLinks

  Exhibit 23.2